UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 1, 2011 (August 31, 2011)

CHINA FORESTRY INDUSTRY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52843	20-5408832
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jun Yue Hua Ting, Building A
3rd Floor, Unit -1
#58 Xin Hua Road
Guiyang, Guizhou Province 550002
People’s Republic of China
(Address of principal executive offices)

(86) 851-552-0951
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 31, 2011, Ms. Ren Ping Tu, being the record holder of 20,500,000 shares of the Common Stock, $0.001 par value per share, of China Forestry Industry Group, Inc. (the “Company”), constituting 68.33% of the issued and outstanding shares of the Company’s Common Stock, the sole class of the Company’s voting securities, adopted and approved an amendment of the Company’s current Articles of Incorporation to change the name of the Company to “Silvan Industries, Inc.” On such date, there were 30,000,000 shares of the Company’s Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

The Company’s board of directors approved the amendment and recommended it for submittal to stockholders on August 31, 2011. The Company intends to file the requisite Information Statement on Schedule 14C, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, with the SEC within a week. The amendment will become effective upon filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will be filed approximately twenty (20) days after such Information Statement is first mailed to the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2011

CHINA FORESTRY INDUSTRY GROUP, INC.

By: /s/Yulu Bai
Yulu Bai
Chief Executive Officer